EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement of LMKI, Inc. on Form SB-2, as amended [File No. 333-93041] of our report dated May 12, 2000, on our audits of the consolidated financial statements and financial statement schedules of LMKI, Inc. as of August 31, 1999, 1998, and for each of the three years in the period ended August 31, 1999.





                                                /s/ TIMOTHY L. STEERS, CPA, LLC
                                                -------------------------------
                                                Timothy L. Steers, CPA, LLC

Portland, Oregon
June 13, 2000